UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 17, 2019 (December 16, 2019)

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach,	Florida	32963
(Address of Principal Executive Offices)		(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbols	Name of Exchange on which registered
Preferred Stock, 7.875% Series B Cumulative Redeemable	ARR-PB	New York Stock Exchange
Common Stock, $0.001 par value	ARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2019, Mark R. Gruber elected to retire from his role as the Chief Investment Officer and Chief Operating Officer of ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), effective March 31, 2020, in order to pursue outside interests. Mr. Gruber will continue in his current positions through the first quarter of 2020 to ensure a smooth transition for the Company. Mr. Gruber’s retirement is not related to any issues involving the Company’s operations or policies or practices.
Scott J. Ulm, the Company’s current Co-Chief Executive Officer, Co-Vice Chairman and Chief Risk Officer, and David B. Sayles, the Managing Director for Portfolio and Risk Analysis for ARMOUR Capital Management LP (“ACM”), the Company’s external manager, will collectively assume the responsibilities of Chief Investment Officer, acting as Co-Chief Investment Officers, effective March 31, 2020. Jeffrey J. Zimmer, the Company’s current Co-Chief Executive Officer, Co-Vice Chairman and President, will assume the responsibilities of Chief Operating Officer, effective March 31, 2020, while the Company conducts a search for a permanent replacement. The transition of Mr. Zimmer to this position at the end of the first quarter of 2020 is contingent on the results of this search.
Prior to joining ACM, Mr. Sayles was Managing Director at BlackRock Financial Management for 13 years, where he co-led a team that advised on and implemented investment and market risk management programs for mortgage banks, real estate investment trusts, insurance companies and financial utilities. He was also a portfolio manager in BlackRock’s Financial Markets Advisory unit, which served institutions, governments and central banks affected by the global financial crisis. He has had risk responsibilities in all major fixed income asset classes, including agency and non-agency mortgages, asset‑backed securities, credit, foreign exchange, emerging markets and index equity, as well as derivatives and private capital. Mr. Sayles has been working in structured finance for over 30 years, structuring some of the earliest non-traditional asset-backed securities offerings, structuring and trading mortgage‑backed securities (“MBS”) and managing mortgage portfolios and mortgage servicing risks for a variety of financial institutions. Mr. Sayles was also an asset-backed securities and MBS financial modeler, non-Agency MBS trader and a debt options market maker. Mr. Sayles spent nine years at Alliance Capital Management establishing and investing on behalf of private debt and equity funds and as a credit and rates derivatives specialist in fixed income portfolio management.
Mr. Sayles holds a Master of Science in Management with concentrations in finance and operations research from the MIT Sloan School of Management and a Bachelor of Science in Chemistry from Yale University. Mr. Sayles just completed his second year as an Adjunct Professor of Finance at the NYU Stern School of Business. He is also a Chartered Financial Analyst.
Mr. Ulm was previously the Company’s Chief Investment Officer from November 2009 until March 2018, when Mr. Gruber assumed that position. Mr. Zimmer previously fulfilled the duties associated with the Chief Operating Officer’s position prior to the Company’s creation of such position in 2013, which duties Mr. Gruber assumed at that time. The biographies of Messrs. Ulm and Zimmer and the information required by Items 401(b), (d), (e) and Item 404(a) of Regulation S-K are set forth in the Company’s definitive proxy statement for its 2019 annual meeting of stockholders, filed with the Securities and Exchange Commission on April 1, 2019 and is incorporated herein by reference.    A description of the material plans, contracts or arrangements to which Messrs. Zimmer and Ulm participate in and equity grants and awards under such plans, contracts or arrangements are described in such Company’s definitive proxy statement and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.
On December 17, 2019, ARMOUR issued a press release announcing the Chief Investment Officer and Chief Operating Officer transitions. A copy of the press release is furnished as Exhibit 99.1 to this current report on Form 8-K. The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated December 17, 2019.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2019

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ Gordon M. Harper
Name:	Gordon M. Harper
Title:	VP Finance and Controller